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                                                                    EXHIBIT 11.1

                             J.D. EDWARDS & COMPANY

                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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                                                       THREE MONTHS ENDED    SIX MONTHS ENDED
                                                           APRIL 30,            APRIL 30,
                                                       ------------------   ------------------
                                                        1997       1998      1997       1998
                                                       -------   --------   -------   --------
BASIC EARNINGS PER SHARE
Net income...........................................  $ 4,849   $ 12,333   $ 7,178   $ 18,759
                                                       =======   ========   =======   ========
Weighted average number of common shares
  outstanding........................................   79,112     96,975    79,102     95,194
Basic earnings per common share......................  $  0.06   $   0.13   $  0.09   $   0.20
                                                       =======   ========   =======   ========
DILUTED EARNINGS PER SHARE
Net income...........................................  $ 4,849   $ 12,333   $ 7,178   $ 18,759
                                                       =======   ========   =======   ========
Shares outstanding
Weighted average number of common shares
  outstanding........................................   79,112     96,975    79,102     95,194
Assuming exercise of stock options...................   22,200     17,563    22,173     19,111
Assuming repurchase of treasury stock................   (5,768)    (5,013)   (6,743)    (5,484)
                                                       -------   --------   -------   --------
  Net incremental shares.............................   16,432     12,550    15,430     13,627
Weighted average number of common shares outstanding
  as adjusted........................................   95,544    109,525    94,532    108,821
                                                       =======   ========   =======   ========
Diluted earnings per common share....................  $  0.05   $   0.11   $  0.08   $   0.17
                                                       =======   ========   =======   ========
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